Exhibit 15.2

August 3, 2023
The Board of Directors and Shareholder of
Idaho Power Company
1221 W. Idaho Street
Boise, ID 83702
We are aware that our report dated August 3, 2023, on our review of the interim financial information of Idaho Power Company appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, is incorporated by reference in Registration Statement No. 333-66496 on Form S-8 and Registration Statement No. 333-264984 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho